Exhibit 99.1

Editorial Contacts:

Public Relations
Ana Andreescu
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650-603-4351

Investor Relations
Michelle Ahlmann
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650-603-5464

For Immediate Release

MERCURY ACCELERATES BTO STRATEGY FOR IT SERVICE MANAGEMENT WITH STRATEGIC ACQUISITIONS

•	Expands Service Desk and ITIL Automation Capabilities Through Technology Acquisitions With Vertical Solutions, Inc. and Tefensoft Inc.

•	Acquires Israel-Based ITIL and Service Desk R&D Resources From Tefensoft

•	Accelerates Customers’ Ability to Establish a Business-Centric ITSM Foundation

MOUNTAIN VIEW, CALIF. – June 13, 2006 – Today, Mercury Interactive Corporation (OTC: MERQ), the global leader in business technology optimization (BTO) software, announced that it has acquired service desk and ITIL-based technology and research and development resources from Vertical Solutions, Inc. (VSI) and Tefensoft Inc. for an aggregate cash purchase price of $18.5 million, subject to closing date adjustments, plus the assumption of certain net liabilities. The transactions closed on June 7, 2006.

As a result of the transactions, Mercury now owns the VSI PowerHelp IT product and related core technology, and has also acquired research and development, support personnel, and facilities in the Tefen Industrial Park in northern Israel. Mercury executed these acquisitions as part of its BTO strategy for IT service management (ITSM). Mercury’s ITSM strategy is focused on helping customers use Mercury BTO Enterprise to establish an integrated, end-to-end ITSM foundation that spans applications and IT operations teams and helps automate ITIL processes from a business perspective.

The acquired offering is an advanced set of ITIL-based technologies that help enable companies to take a business-centric approach to managing an enterprise service desk with low total cost of ownership. This technology provides advanced out-of-the-box ITIL-based capabilities in incident management, problem resolution, configuration management, change management and release management, along with robust functionality in asset and inventory management.

Mercury provides this technology as part of its Mercury Service Desk product, which is available as a strategic part of the Mercury BTO Enterprise and part of the Mercury Application Change Lifecycle solution. Mercury plans to further incorporate this technology to expand its set of ITSM offerings within the Mercury BTO Enterprise.

The addition of the Tefensoft research and development team further expands Mercury’s existing operations in Israel. The newly added team will join Mercury’s Israel R&D organization, be involved in the ongoing development and integration of the acquired service desk and ITIL-based technology into the Mercury BTO Enterprise and will assist in customer service and support.

Mercury’s BTO strategy for ITSM addresses the pressure that enterprises are under to reduce the risk of IT problems or changes negatively impacting critical business processes and results. Companies are now investing in a new breed of service desks and ITIL-based technologies to help them evolve from reactive ‘ticket processing’ environments to more proactive, integrated approaches for managing IT problems, service levels and changes. Mercury believes a true business-centric ITSM foundation requires tight collaboration between the application and IT operations teams accountable to optimize the business outcomes from production applications.

“The organization formerly known as the help desk is growing up. Under the moniker of ‘service desk,’ it is expanding its footprint and adding such functions as problem, change and configuration management to its previous incident-focused role,” said Chip Gliedman, vice president of research at Forrester Research. “Today, there is widespread acceptance among larger and more complex organizations of a structure following the Information Technology Infrastructure Library (ITIL) model for service management.”1

“These acquisitions further differentiate Mercury’s position as the only BTO vendor that can help customers establish a true business-centric ITSM foundation,” said Yuval Scarlat, senior vice president of products at Mercury. “Mercury’s leadership in managing the application lifecycle makes us unique in our ability to help customers utilize quality and performance knowledge on the health of an application while managing incidents, problems and changes in production. The acquired ITIL-based technology easily integrates with Mercury BTO Enterprise products and other service desk systems and will help accelerate our customers’ ability to establish a business-centric ITSM foundation with Mercury.”

In the recently published Gartner Magic Quadrant for IT Service Desk 2006 report, Kris Brittain and David Coyle state that “Because of the popularity of process frameworks, such as ITIL, and the desire of IT organizations to cut costs and improve IT service and support, many IT organizations are moving beyond the vendors’ traditional incident management ticketing systems to vendors that offer a richer suite of IT service support tools.” Brittain and Coyle add that “Partly because of the popularity of ITIL, IT service desk tools are no longer purchased only on the merits of ability to track incidents, but are also being evaluated on how they deliver or integrate with other IT service support tools, particularly problem management, change management and inventory management.”

Transaction Details

The transaction was structured as an acquisition of technology assets from Vertical Solutions, Inc. and the purchase of all of the outstanding capital stock of Tefensoft Inc. VSI is a developer of service management and sales force automation software based in Cincinnati, Ohio. Tefensoft Ltd., a wholly owned subsidiary of Tefensoft Inc., is a software development company based in Tefen, Israel.

ABOUT MERCURY

Mercury Interactive Corporation (OTC: MERQ), the global leader in business technology optimization (BTO) software, is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the largest enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery, and Application Management. Customers worldwide rely on Mercury offerings to govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit http://www.mercury.com.

Forward Looking Statements

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s future product and service offerings and the benefits expected from this acquisition. Mercury’s actual product and service plans and results and the benefits expected from this acquisition may differ materially from the forward-looking statements made by, or on behalf of, Mercury. The potential risks and uncertainties include, among other things: 1) difficulties in integrating the acquired assets, operations and personnel with Mercury’s business and offerings; 2) the timing of completion of the Company’s review, restatement and filing of its amended historical financial statements to be included in the Amended Form 10-K for fiscal year 2004 and the Amended Form 10-Q for the first quarter of fiscal year 2005, and becoming current in the Company’s other required SEC periodic reporting obligations, 3) the nature and scope of the ongoing SEC investigation, 4) the timing of the availability of Mercury products, services, product enhancements and service enhancements; 5) the failure of Mercury products, services, product enhancements and service enhancements to meet customers’ expectations, needs or perform as described; 6) the dependence of Mercury’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 7) the ability to increase sales through our direct and indirect channels, as well as international sales; 8) intense competition for Mercury’s products and services; and 9) the additional risks and important factors described in Mercury’s SEC reports, including the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is made as of the date of this press release, and Mercury undertakes no duty to update any forward-looking statements.

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[1]	The Forrester Wave™: Service Desk Management Tools, Q1 2006, Forrester Research, Inc., February 2006.